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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the 1996 Incentive Stock Plan, the 1998 Employee Stock Purchase Plan, the 1998 Director Option Plan, the 1999 Nonstatutory Stock Option Plan of Abgenix, Inc. and the Canadian Employee Stock Purchase Plan, and the Registration Statements on Form S-3 (Nos. 333-49858 and 333-89374) and in the related Prospectuses, of our report dated January 30, 2003, with respect to the consolidated financial statements of Abgenix, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

/s/ Ernst & Young LLP
Palo Alto, California March 26, 2003

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  EXHIBIT 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS